Exhibit 99.1
Virtusa Announces First Quarter Fiscal 2008 Financial Results
•	Revenue grows 46% year-over-year to $37.4 million

•	Income from operations grows 38% year-over-year to $3.2 million

•	Recently completed IPO raises $57 million in net proceeds
Westborough, MA — (September 5, 2007) — Virtusa Corporation (NASDAQ: VRTU), a global information technology (IT) services company that provides IT consulting, technology implementation and application outsourcing services through an enhanced global delivery model, today reported its financial results for the first quarter of fiscal 2008, ended June 30, 2007.
First Quarter 2008 Financial Results
For the first quarter of fiscal 2008, Virtusa’s revenue increased 46.1% year-over-year and 6.2% sequentially, to $37.4 million.
Virtusa reported first quarter income from operations of $3.2 million, or 8.5% of revenue. This represents an increase of 37.8% compared to $2.3 million for the first quarter of fiscal 2007.
Total other income, which is comprised primarily of foreign currency transaction gains (losses) and interest income, decreased by approximately $0.5 million year-over-year, to $0.2 million in the first quarter of fiscal 2008 from $0.7 million in the first quarter of fiscal 2007. Foreign currency transaction loss in the first quarter of fiscal 2008 was $0.3 million, compared to a gain of $0.4 million in the first quarter of fiscal 2007. Interest income was $0.5 million in the first quarter of fiscal 2008, an increase compared to $0.3 million in the first quarter of fiscal 2007.
The provision for income taxes increased approximately $0.6 million year-over-year, to $0.7 million in the first quarter of fiscal 2008 from $0.1 million in the first quarter of fiscal 2007. The Company’s effective tax rate increased from 3.6% in the first quarter of fiscal 2007 to 20.4% in the first quarter of fiscal 2008 because the Company is no longer recognizing an income statement benefit from the use of its deferred tax assets due to the release of the tax valuation allowance in fiscal 2007.
Net income for the first quarter of fiscal 2008 was $2.7 million, or $0.13 per diluted share, compared to $2.9 million, or $0.16 per diluted share, for the first quarter of fiscal 2007.
Kris Canekeratne, Virtusa’s Chairman and CEO stated, “We were extremely pleased to complete our initial public offering in August, marking a significant milestone in Virtusa’s history and providing the Company with additional resources to fund our growth.” Canekeratne continued, “The first quarter was a strong start to fiscal 2008. Virtusa’s differentiated platforming approach, domain expertise and optimized global delivery model are driving business results for our clients, expansion of our existing client relationships and new wins with large enterprise clients.”
The Company ended the first quarter of fiscal 2008 with $39.5 million of cash and cash equivalents. The cash balance on June 30, 2007 does not include approximately $57 million in net proceeds before expenses that were raised through the Company’s initial public offering, which was completed on August 8, 2007. The Company ended the first quarter of fiscal 2008 with no long-term debt.
“Our fiscal first quarter demonstrated our ability to execute and deliver strong financial results despite the material appreciation in the Indian rupee,” said Tom Holler, Chief Financial Officer. “Our construction plans to build a 6,000 person capacity campus in Hyderabad continue to be on track, and we believe that the proceeds from our IPO will enable us to invest in the infrastructure necessary to support the growth of our business. We finished the quarter with approximately 3,690 global team members, and we will continue to hire top IT professionals to help us meet demand for our end-to-end services.”
Financial Outlook
Virtusa management provided the following current financial guidance:
•	Second quarter 2008 revenue is expected to be in the range of $40.0 to $40.4 million, with diluted EPS of $0.13 to $0.14.

•	Fiscal year 2008 revenue is expected to be in the range of $164.0 to $167.0 million, with diluted EPS of $0.60 to $0.64.
Conference Call and Webcast
Virtusa will host a conference call on September 5, 2007 at 8:00 am Eastern time to discuss the Company’s financial results and current financial guidance. To access this call, dial 866-293-8972 (domestic) or 913-312-1232 (international). A replay of this conference call will be available through September 12, 2007 at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 4848276. A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.
About Virtusa Corporation
Virtusa is a global information technology (IT) services company providing IT consulting, technology implementation and application outsourcing services. Using its enhanced global delivery model, innovative platforming approach and industry expertise, Virtusa provides cost-effective services that enable its clients to use IT to enhance business performance, accelerate time-to-market, increase productivity and improve customer service.
Founded in 1996 and headquartered in Massachusetts, Virtusa has offices in the United States and the United Kingdom, and global delivery centers in India and Sri Lanka.
“Virtusa” is a registered trademark of Virtusa Corporation.

Media Contact:
Brian Ruby/Susan Hartzell
ICR
brian.ruby@icrinc.com, 203-682-8268
susan.hartzell@icrinc.com, 203-682-8238

Investor Contact:
Staci Strauss Mortenson/Kori Doherty
ICR
staci.mortenson@icrinc.com, 203-682-8273
kori.doherty@icrinc.com, 617-956-6730
Forward-Looking Statements
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations and assumptions concerning management’s forecast of financial performance, the performance of Virtusa’s IT services, acquisition of new clients and growth of business, the ability of Virtusa’s clients to realize benefits from the use of Virtusa’s IT services, the planned Hyderabad campus, and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; our ability to expand our business or effectively manage growth; restrictions on immigration; the loss of any key member of our senior management team, increasing competition in the IT services outsourcing industry; our ability to hire and retain enough sufficiently trained IT professionals to support our operations; quarterly fluctuations in our earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period, our ability to attract and retain clients and meet their expectations; our ability to sustain profitability or maintain profitable engagements; our ability to successfully manage our billing and utilization rates and our targeted on-site to offshore delivery mix; technological innovation; our ability to effectively manage our facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in our operations areas; political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to us by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to us; wage inflation and increases in government mandated benefits in India and Sri Lanka, telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, and the US dollar and the U.K. pound sterling; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in our public filings with the Securities and Exchange Commission including our Registration Statement on Form S-1 (Registration No. 333-141952), which was declared effective by the Securities and Exchange Commission on August 2, 2007.

Virtusa Corporation
Condensed Consolidated Balance Sheets
(In thousands, unaudited)

	June 30, 2007	March 31, 2007
Assets:
Cash and cash equivalents	$39,457	$45,079
Accounts receivable, net	34,383	28,588
Unbilled accounts receivable	2,839	2,422
Prepaid expenses	7,348	5,266
Deferred income taxes	2,749	3,094
Other current assets	2,069	1,567

Total current assets	88,845	86,016
Property and equipment, net	8,074	7,541
Restricted cash	1,660	1,588
Deferred income taxes	1,960	1,946
Other long-term assets	3,504	2,228

Total assets	$104,043	$99,319

Liabilities:
Accounts payable	$4,203	$4,414
Accrued employee compensation and benefits	7,164	6,949
Accrued expenses — other	4,953	4,588
Deferred revenue	832	877
Income taxes payable	159	928
Accrued liability associated with stock appreciation rights	1,382	1,170
Other current liabilities	5	8

Total current liabilities	18,698	18,934
Long-term liabilities	1,081	264

Total liabilities	19,779	19,198

Redeemable convertible preferred stock	60,862	60,862

Stockholders’ equity	23,402	19,259

Total liabilities and stockholders’ equity	$104,043	$99,319

Virtusa Corporation
Consolidated Statements of Operations
(In thousands except per share amounts, unaudited)

	Three Months Ended
	June 30,
	2007	2006

Revenue	$37,446	$25,625
Costs of revenue	21,598	14,038

Gross profit	15,848	11,587
Operating expenses

Total operating expenses	12,660	9,273

Income from operations	3,188	2,314

Other income (expense)
Interest income, net	496	260
Foreign currency transaction gains (losses)	(307)	381
Other, net	—	40

Total other income	189	681

Income before income tax expense	3,377	2,995
Income tax expense	689	107

Net income	$2,688	$2,888

Net income per share of common stock:
Basic	$0.15	$0.17

Diluted	$0.13	$0.16

Pro forma weighted average number of common shares outstanding (1)
Basic	18,428	17,341

Diluted	20,160	17,844

(1) The pro forma net income per share calculations give effect to the automatic conversion of the redeemable convertible preferred stock into 11,425,786 shares of common stock upon the completion of the Company’s initial public offering on August 8, 2007.